Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the quarterly report of K-V Pharmaceutical Company (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas S. McHugh, Interim Chief Financial Officer, Interim Treasurer, Chief Accounting Officer, Vice President of Finance and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2010	/s/ Thomas S. McHugh
Thomas S. McHugh Interim Chief Financial Officer, Interim Treasurer, Chief Accounting Officer, Vice President of Finance and Corporate Controller (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Amendment No. 1 on Form 10-Q/A and shall not be deemed to be considered filed as part of the Amendment No. 1 on Form 10-Q/A.